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                             CORNELL COMPANIES, INC.

                 Statement Re: Computation of Per Share Earnings
                     (in thousands except per share amounts)

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                                                                                  THREE MONTHS ENDED MARCH 31,
                                                                        ----------------------------------------------
                                                                                 2001                        2000
                                                                        -----------------------  ---------------------
                                                                          BASIC     DILUTED       BASIC        DILUTED
                                                                        -----------------------  ---------------------
Net Earnings                                                              $ 824      $ 824       $ 1,971       $ 1,971
                                                                        =======================  =====================

Shares used in computing net earnings per share:
     Weighted average common shares and
       common share equivalents                                          10,182     10,182        10,149        10,149


     Less treasury shares                                                  (955)      (955)         (697)         (697)

     Effect of shares issuable under stock options
       and warrants based on the treasury stock method                        -        201             -           150
                                                                        -----------------------  ---------------------

                                                                          9,227      9,428         9,452         9,602
                                                                        -----------------------  ---------------------

 Net earnings per share                                                  $ 0.09     $ 0.09        $ 0.21        $ 0.21
                                                                        =======================  =====================
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